BLOW & DRIVE INTERLOCK CORPORATION

PHASE 1 SECURED PROMISSORY NOTE

September 30, 2016	Up To $192,000

BLOW & DRIVE INTERLOCK CORPORATION, a Delaware corporation (“BDIC”) and BDI MANUFACTURING, INC., an Arizona corporation (“BDIM”) (individually and collectively referred to herein as “Borrower”), hereby jointly and severally promise to pay to the order of THE DOHENY GROUP, LLC, a Nevada limited liability company or its designee (“Holder” or “Lender”) the principal amount of up to ONE HUNDRED NINETY-TWO THOUSAND AND 00/100 U.S. Dollars ($192,000.00), (the “Principal Amount”), pursuant to the terms and conditions hereof, together with interest thereon accruing on the outstanding principal balance hereof at a rate per annum equal to twenty-five percent (25%) (the “Interest Rate”).

1. Loan and Security Agreement. This Note is provided by Borrower to Holder pursuant to that certain Loan and Security Agreement between Borrower and Holder dated as of September 30, 2016 (the “Loan Agreement”) with respect to the Phase 1 Loan (as defined in the Loan Agreement), and is subject to the terms and conditions thereof. Unless otherwise defined, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement.

2. Purpose of Phase 1 Loan. Pursuant to the Loan Agreement, the proceeds of the Advances pursuant to this Note shall be used by Borrower for the sole and limited purpose of purchasing the base units and other parts required for Borrower to manufacture 600 Devices, free and clear of any Liens (except Permitted Liens).

3. Request For Advances; Funding Of Phase 1 Loan. All requests for Advances by Borrower under this Note shall be made pursuant to the terms and conditions of the Loan Agreement. All Advances to be made under this Phase 1 Note shall be paid to the Designated Account pursuant to the terms of the Loan Agreement.

4. Interest. Interest shall accrue at the rate of the Interest Rate on the unpaid Principal amount of this Note outstanding from time to time from and after the date hereof, or (if less) at the highest rate then permitted under applicable law (“Interest”) until the Principal is indefeasibly paid in full.

5. Payments.

(a) Unless sooner due pursuant to the terms and conditions hereof, all accrued interest shall be payable in monthly installments on the 1st day of each calendar month commencing November 1, 2016 and each calendar month thereafter until the Phase 1 Maturity Date.

(b) Unless sooner due pursuant to the terms and conditions hereof, all Principal, Interest and costs and expenses due hereunder shall be immediately due and payable to Holder in full on the earlier of an occurrence of a Default, or September 30, 2019 (the “Phase 1 Maturity Date”), without any requirement of demand, notice or presentment.

(c) Borrower may prepay all or any portion of the outstanding Principal and/or Interest of the Note prior to the date then due, without prior written consent of Holder and without cost or expense.

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(d) All payments by Borrower hereunder shall be made in the lawful money of the United States of America in immediately available funds on the date specified herein.

(e) All payments due hereunder shall be delivered to Holder as follows:

(i) If via wire transfer: pursuant to wire instructions provided from time to time by Holder for deposit into an account designated from time to time by Holder for Holder’s benefit; provide, however, that (i) such funds are received no later than 11:00 a.m. (Los Angeles time) on the date specified herein, and (ii) any payment received by Holder later than 11:00 a.m. (Los Angeles time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) If via check: to the following address: THE DOHENY GROUP, LLC, ________________________, Los Angeles, CA 9____, Attention: David Haridim, Managing Member, or to such other address or to the attention of such other person as specified by prior written notice to Borrower; provided, however, that any payment received by Holder later than such date specified herein shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

6. No Advances. Pursuant to the Loan Agreement, Holder shall have no obligation to advance any loans or additional monies, make any additional loans or otherwise extend any additional credit except as expressly provided pursuant to the terms and conditions of the Loan Agreement. By way of illustration only, Holder shall have no obligation to make any Advance (a) in excess of the Principal Amount, (b) if the borrowing procedures are not followed as set forth in the Loan Agreement, (c) if conditions precedent to Advances as set forth in the Loan Agreement are not satisfied or waived by Holder in its sole and absolute discretion, and/or (d) from and after the occurrence of a Default.

7. Security Interest. Pursuant to the Loan Agreement, Borrower has granted to Holder the Security Interest in the Collateral. Borrower agrees to execute any and all documents necessary to grant Holder a continuing first priority perfected security interest in the Collateral.

8. Events of Default.

(a) Definition. For purposes of this Note, a Default shall have the meaning as set forth in the Loan Agreement.

(b) Consequences of Events of Default.

(i) If any Default has occurred or with the passing of time will occur, Holder shall have such rights and remedies as set forth in the Loan Agreement. By way of illustration and not of limitation, upon a Default, among other things, Holder may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable) owed by Holder. If Holder or any holders of this Note demand immediate payment of all or any portion of this Note, Borrower shall immediately pay to Holder or other such holders all amounts due and payable with respect to the Note.

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(ii) Holder and any subsequent holder of this Note shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law. By way of illustration and not of limitation, (1) Borrower agrees to pay all costs of collection, including attorneys’ fees, if any payment under this Note is not paid when due or suit is brought, and (2) any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made.

(iii) Borrower hereby waives diligence, presentment, protest, right of offset, and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by Holder in its sole and absolute discretion, and without waiving any rights to payment due hereunder, and that Holder hereof may accept additional security for this Note or release any and all security for this Note, all without in any way affecting the liability of Borrower hereunder. Borrower hereby waives the benefits of the statute of limitations to the maximum extent allowed by law.

9. Amendment and Waiver/Assignment. The provisions of this Note may be amended only if Borrower has obtained the prior written consent of Holder in its sole and absolute discretion. Holder may not assign this Note, and its rights hereunder, without the prior written consent of Borrower; provided, however, that Holder may assign this Note and its rights hereunder without Borrower’s consent to a related party of Holder and/or Affiliate of Holder in connection with tax or estate planning considerations in whole or in part from time to time, upon written notice to Borrower.

10. Usury Laws. It is the intention of Borrower and Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by Holder resulting from an Event of Default, or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of Holder either be rebated to Borrower or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Borrower. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Borrower or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Borrower.

11. No Waiver. No delay by Holder in exercising any power or privilege hereunder, nor any single or partial exercise of any power or privilege hereunder, shall preclude any other or further exercise thereof, the exercise of any other power or privilege hereunder.

12. Date for Payment. If any payment on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the United States or the State of California, then payment shall be made on the next succeeding Business Day.

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13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and received if delivered pursuant to the notice terms described in the Loan Agreement.

14. Construction. The headings in the paragraphs of this Note are for convenience only and shall not constitute a part hereof. Whenever the context so requires, the masculine shall include the feminine and the neuter, the singular shall include the plural, and conversely. The terms and all parts of this Note shall in all cases be interpreted simply and according to their plain meaning and neither for nor against any party hereto.

15. Time of the Essence. Time is hereby expressly declared to be of the essence of this Note and of every provision hereof.

16. Governing Law. This Note shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Nevada without giving effect to conflict of laws principals, and shall not be construed strictly against the drafter hereof.;

(Signatures on Next Page)

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IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of September 30, 2016.

BLOW & DRIVE INTERLOCK CORPORATION,
a Delaware corporation

By:
Laurence Wainer, President

BDI MANUFACTURING, INC.,
an Arizona corporation

By:
Laurence Wainer, President

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